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                                                                   Exhibit 10.23


                      CHANGE OF CONTROL/SEVERANCE AGREEMENT
                      -------------------------------------

     This CHANGE OF CONTROL/SEVERANCE AGREEMENT, dated as of April 3, 2001 by and between PAREXEL International Corporation (together with all subsidiaries or affiliates hereinafter referred to as the "Company") and James F. Winschel, Jr. (the "Executive").

     WHEREAS, the Executive has been hired as a senior executive of the Company and is expected to make major contributions to the Company;

     WHEREAS, the Company desires continuity of management; and

     WHEREAS, the Executive is willing to render services to the Company subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

     1. Termination without Cause. In the event the Company terminates the
        -------------------------
Executive's employment with the Company without "Cause" (as such term is defined in Section 4(c) below), the Company shall pay to the Executive, within ten business days following the date of termination, a lump sum amount (net of any required withholding) equal to: (i) twelve (12) months of monthly base salary (at the highest monthly base salary rate in effect for the Executive in the twelve month period prior to the termination of his employment), plus (ii) the pro rata share of the target bonus that could have been payable to the Executive pursuant to the Company's Performance Bonus Plan (assuming continued employment) during the year in which the termination occurs, based on bonus arrangements in effect at any time during the twelve month period immediately prior to the termination of his employment, such pro rata share to be calculated from the beginning of the fiscal year in which the termination occurs through the date of termination.

     2. Termination Prior to a Change of Control.
        ----------------------------------------

     (a) Notwithstanding the provisions of Section 1 above, if, within nine months prior to a Change of Control (as such term is defined in Section 4(b) below) and subsequent to the commencement of substantive discussions that ultimately result in the Change of Control, the Company terminates the Executive's employment with the Company without Cause, the Company shall:

          (1) Pay to the Executive, within ten (10) business days following the Change of Control, a lump sum amount (net of any required withholding) equal to: (i) twelve (12) months of monthly base salary (at the highest monthly base salary rate in effect for the Executive in the twelve month period prior to the termination of his employment), plus (ii) the target bonus that could have been payable to the Executive (assuming continued employment) during the year in which the Change of Control occurs based on bonus arrangements in effect at any time during the twelve month period immediately prior to the termination of his employment; and

          (2) Provide the Executive and his dependents with life, accident, health and dental insurance substantially similar to that which the Executive was receiving immediately prior to the termination of his employment until the earlier of: (i) the date which is twelve (12) months following the Change of Control; or (ii) the date the Executive commences subsequent employment; and

          (3) On the Change of Control, cause any unexercisable installments of any stock options of the Company or any subsidiary or affiliate of the Company held by the Executive on the Executive's last date of employment with the Company that have not expired to become exercisable on the Change of Control; provided, however, that:
                                                     --------  -------
               (i) such acceleration of exercisability shall not occur as to any option if the Change of Control does not occur within the period within which the Executive may exercise such option after a termination of employment in accordance with the provisions of the relevant option agreement and option plan; and (ii) any such acceleration of exercisability shall not extend the period after a termination of employment within which any option may be exercised by the Executive in accordance with the provisions of the relevant option agreement and option plan; and

          (4) On the Change of Control, cause any unvested portion of any qualified or non-qualified capital accumulation benefits to become immediately vested (subject to applicable law);

provided, however, that any amounts and benefits set forth in this Section 2
--------  -------
shall be reduced by any and all other severance or other amounts or benefits paid or payable to the Executive as a result of the termination of his or her employment.

     3. Termination Following a Change of Control.
        -----------------------------------------

     (a) Notwithstanding the provisions of Section 1 and 2 above, if, at any time during a period commencing with a Change of Control and ending eighteen months after such Change of Control, the Company terminates the Executive's employment without Cause or the Executive terminates his employment with the Company for "Good Reason" (provided, however, that any such termination by the
                           --------  -------
Executive must occur promptly (and in any event within 90 days) after the occurrence of the event or events constituting "Good Reason"), the Company shall:

          (1) Pay to the Executive, within ten (10) business days following the Executive's last date of employment, a lump sum amount (net of any required withholding) equal to: (i) twelve (12) months of monthly base salary (at the highest monthly base salary rate in effect for such Executive in the twelve (12) month period prior to the termination of his or her employment), plus (ii) the target bonus that could have been payable to such Executive (assuming continued employment) during the year in which the termination of employment occurs based on bonus arrangements in effect immediately prior to the termination of his or her employment (all payments under Sections 1, 2 and this Section 3(a) being referred to collectively, as the "Severance Payments"); and

          (2) Provide the Executive and his or her dependents with life, accident, health and dental insurance substantially similar to that which the Executive was receiving immediately prior to the termination of his or her employment until the earlier of: (i) the date which is twelve (12) months following the termination of the Executive's employment; or (ii) the date the Executive commences subsequent employment; and

          (3) Cause any unexercisable installments of any stock options of the Company or any subsidiary or affiliate of the Company held by the Executive on the Executive's last date of employment with the Company that have not expired to become exercisable on such last date of employment; provided, however, that: (i) such
                                   --------  -------
               acceleration of exercisability shall not occur as to any option if the Change of Control does not occur within the period within which the Executive may exercise such option after a termination of employment in accordance with the provisions of the relevant option agreement and option plan; and (ii) any such acceleration of exercisability shall not extend the period after a termination of employment within which any option may be exercised by the Executive in accordance with the provisions of the relevant option agreement and option plan; and

          (4) Cause any unvested portion of any qualified and non-qualified capital accumulation benefits to become immediately vested, subject to applicable law;

provided, however, that any amounts and benefits set forth in this Section 3
--------  -------
shall be reduced by any and all other severance or other amounts or benefits paid or payable to the Executive as a result of the termination of his or her employment.

     (b) For purposes of Section 3 above, "Good Reason" shall mean the occurrence of one or more of the following events following a Change of Control, as the case may be: (i) the assignment to the Executive of any duties inconsistent in any adverse, material respect with his position, authority, duties or responsibilities immediately prior to the Change of Control or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a material reduction in the aggregate of the Executive's base or incentive compensation or the termination of the Executive's rights to any employee benefits immediately prior to the Change of Control, except to the extent any such benefit is replaced with a comparable benefit, or a reduction in scope or value thereof; or (iii) a relocation of the Executive's place of business which results in the one-way commuting distance for the Executive increasing by more than 25 miles from the location thereof immediately prior to the Change of Control (provided, however, that travel consistent with past practices for
         --------  -------
business purposes shall not be considered "commuting" for purposes of this clause (iii)) or (iv) a failure by the Company to obtain the agreement referenced in Section 4(f).

     4. General.
        -------

     (a) In the event the Executive's employment with the Company is terminated by the Company for "Cause", or the Executive terminates his employment with the Company other than during the specific time periods set forth in Section 3 or for any reason other than Good Reason, the Executive shall not be entitled to the severance benefits or other considerations described herein by virtue of this Agreement.

     (b) For purposes of this Agreement, "Change of Control" shall mean the closing of: (i) a merger, consolidation, liquidation or reorganization of the Company into or with another Company or other legal person, after which merger, consolidation, liquidation or reorganization the capital stock of the Company outstanding prior to consummation of the transaction is not converted into or exchanged for or does not represent more than 50% of the aggregate voting power of the surviving or resulting entity; (ii) the direct or indirect acquisition by any person (as the term "person" is used in Section 13(d)(3) or l4(d)(2) of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting capital stock of the Company, in a single or series of related transactions; or
(iii) the sale, exchange, or transfer of all or substantially all of the Company's assets (other than a sale, exchange or transfer to one or more entities where the stockholders of the Company immediately before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the entities to which the assets were transferred).

     (c) For purposes of this Agreement, "Cause" shall mean: (i) the commission by the Executive of a felony, either in connection with the performance of his obligations to the Company or which adversely affects the Executive's ability to perform such obligations; (ii) gross negligence, breach of fiduciary duty or breach of any confidentiality, non-competition or developments agreement in favor of the Company; or (iii) the commission by the Executive of an act of fraud or embezzlement or other acts in intentional disregard of the Company which result in loss, damage or injury to the Company, whether directly or indirectly.

     (d) Notwithstanding anything to the contrary in this Agreement, if any portion of any payments received by the Executive from the Company (whether payable pursuant to the terms of this Agreement or any other plan, agreement or arrangement with the Company, its successors or any person whose actions result in a change of control of the Company) shall be subject to tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended or any successor statutory provision, the Company shall pay to the Executive such additional amounts as are necessary so that, after taking into account any tax imposed by
Section 4999 (or any successor

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statutory provision), and any federal and state income taxes payable on any such tax, the Executive is in the same after-tax position that he or she would have been if such Section 4999 (or any successor statutory provision) did not apply and no payments were made pursuant to this Section 4(d). The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Payments. All determinations required to be made under this Section 4(d), including whether a Gross-Up
Payment is required and the amount of such Gross-Up Payment, shall be made by the Company, after consultation with its tax and accounting advisors.

     (e) The parties hereto expressly agree that the payments by the Company to the Executive in accordance with the terms of this Agreement will be liquidated damages, and that the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive.

     (f) Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company; provided, however, that as a condition of closing any transaction
             --------  -------
which results in a Change of Control, the Company shall obtain the written agreement of any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) of the Company to be bound by the provisions of this Agreement as if such successor were the Company and for purposes of this Agreement, any such successor of the Company shall be deemed to be the "Company" for all purposes.

     (g) Nothing in this Agreement shall create any obligation on the part of the Company or any other person to continue the employment of the Executive. If the Executive elects to receive the severance and benefits set forth in Sections 1, 2 or 3, the Executive shall not be entitled to any other salary continuation or severance benefits in the event of his cessation of employment with the Company.

     (h) Nothing herein shall affect the Executive's obligations under any key employee, non-competition, confidentiality, option or similar agreement between the Company and the Executive currently in effect or which may be entered into in the future.

     (i) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement constitutes the entire Agreement between the Executive and the Company concerning the subject matter hereof and supersedes any prior negotiations, understandings or agreements concerning the subject matter hereof, whether oral or written, and may be amended or rescinded only upon the written consent of the Company and the Executive. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement and this Agreement shall be construed and reformed to the fullest extent possible. The Executive may not assign any of his rights or obligations under this Agreement; the rights and obligations of the Company under this

Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                        The Company:
                                        -----------

                                        PARAEXEL INTERNATIONAL CORPORATION

                                        By:  /s/ Joseph H. Von Rinckenbach
                                             ------------------------------

                                        Name:
                                             ------------------------------

                                        Title:
                                             ------------------------------

                                        The Executive:
                                        -------------

                                        Signature: /s/ James F. Winschel, Jr.
                                                   -------------------------

                                        Printed Name: JAMES F. WINSCHEL, JR.
                                                      ----------------------

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                                                                       Exhibit A
                                                                       ---------
                                AGREEMENT/WAIVER
                                ----------------

     It is hereby agreed by and between __________________ (the "Executive") and PAREXEL International Corporation (together with all subsidiaries and affiliates hereinafter referred to as the "Company"), for good and sufficient consideration more fully described below, that:

     1. Consideration. The Company will provide the Executive with the amounts
        -------------
and benefits described in Sections 1, 2 and 3 of the Change of Control/Severance Agreement entered into by the Company and the Executive, dated _________________, (the "Agreement"), subject to the terms and conditions of such Agreement. The Executive understands that payment of and all such amounts and benefits are conditioned upon the Executive signing this agreement.

     2. Settlement of Amounts Due the Executive. The Executive agrees that the
        ---------------------------------------
amounts set forth above in Section 1, together with any amounts previously provided to the Executive by the Company, shall be complete and unconditional payment, settlement, satisfaction and accord with respect to all obligations and liabilities of the Company and any of its affiliated companies (including their respective successors, assigns, shareholders, officers, directors, employees and/or agents) to the Executive, and all claims, causes of action and damages by the Executive against the Company and/or any such other parties regarding the Executive's employment with and termination from employment with the Company, including, without limitation, all claims for back wages, salary, draws, commissions, bonuses, vacation pay, equity compensation, expenses, compensation, severance pay, attorney's fees, compensatory damages, exemplary damages, or other costs or sums.

     3. Release.
        -------

     (a) In exchange for the amounts and benefits described in Section 1 above and other good and valuable consideration, receipt of which is hereby acknowledged, the Executive and his representatives, agents, estate, successors and assigns, absolutely and unconditionally hereby release and forever discharge the Company, its affiliated companies and/or their successors, assigns, directors, shareholders, officers, employees and/or agents, both individually and in their official capacities, (the "Releasees"), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, debts and damages, controversies, judgments, rights and demands, whether existing or contingent, known or unknown, which arise under the Agreement. This release is intended by the Executive to be all encompassing and to act as a full and total release of any claims that the Executive may have or has had against the Releasees under the Agreement, including, but not limited to, any federal, state or local law or regulation dealing with either employment or employment discrimination such as those laws or regulations concerning discrimination on the basis of age, race, color, religion, creed, sex, sexualorientation, national origin, ancestry, marital status, physical or mental disability, any veteran status or any military service or application for any military service; any contract, whether oral or written, express or implied; or common law.

     (b) The Executive agrees not only to release and discharge the Releasees from any and all claims as stated above that the Executive could make on his/her own behalf or on behalf of others, but also those claims which might be made by any other person or organization on behalf of the Executive, and the Executive specifically waives any right to become, and promises not to become, a member of any class in a case in which a claim or claims against the Releases are made involving any matters which arise out of, or in connection with, the Agreement. Nothing in this agreement is to be construed as an admission by the Releasees of any liability or unlawful conduct whatsoever.

     4. Waiver of Rights and Claims Under the Age Discrimination and Employment
        -----------------------------------------------------------------------
Act of 1967.
-----------

     (a) The Executive has been informed that since he is 40 years of age or older, he has or might have specific rights and/or claims under the Age Discrimination and Employment Act of 1967. In consideration for the amounts described in Section 1 hereof, the Executive specifically waives such rights and/or claims to the extent that such rights and/or claims arose prior to the date this Agreement was executed.

     (b) The Executive was advised by the Company of his right to consult with an attorney prior to executing this Agreement.

     (c) The Executive was further advised when he was presented by the Company with the original draft of this Agreement on _______, 200, that he had at least 21 days within which to consider its terms and to consult with or seek advice from an attorney or any other person of his/her choosing, until the close of business on ___________, 200_.

     5. Confidentiality. The Executive agrees he shall not divulge or publish,
        ---------------
directly or indirectly, any information whatsoever regarding the substance, terms or existence of the Agreement or this agreement and/or any discussions or negotiations relating to the Agreement or this agreement to any person or organization, except to his immediate family members, counsel or accountant, and unless required under law or court order.

     6. Representations and Governing Law.
        ---------------------------------

     (a) This agreement represents the complete and sole understanding between the parties regarding the subject matter hereto. This agreement may not be modified, altered or rescinded except upon written consent of the Company and Executive. The invalidity or unenforceability of any provision of this agreement shall not affect the other provisions of this agreement, but this agreement shall be revised, construed and reformed to the fullest extent possible to effectuate the purposes of this agreement. This agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, successors and assigns. The parties agree that the Company will not have an adequate remedy if the Executive fails to comply with Sections 3, 4, and 5 hereof and that damages will not be readily ascertainable, and that in the event of such failure, the Executive shall not oppose any application by the Company requiring a decree of specific performance or an injunction enjoining a breach of this agreement. If the Executive breaches any of his/her obligations hereunder, he shall forfeit all right to payments pursuant to Section 1.

     (b) This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

     (c) The Executive represents that he has read this agreement, fully understands the terms and conditions of such agreement, and is voluntarily executing the same. In entering into this agreement, the Executive does not rely on any representation, promise or inducement made by the Releases, with the exception of the consideration described in this document.

     7. Effective Date. The Executive may revoke this agreement during the
        --------------
period of seven (7) days following its execution by the Executive, and this agreement shall not become effective or enforceable until this revocation period has expired.


                                     The Company:
                                     -----------

                                     PAREXEL INTERNATIONAL CORPORATION

                                     By:
                                        -------------------------------

                                     Name:
                                          -----------------------------

                                     Title:
                                           ----------------------------

                                     Date:
                                          -----------------------------

                                     The Executive:
                                     -------------

                                     Signature:
                                               ------------------------

                                     Printed Name:
                                                  ---------------------

                                     Date:
                                          -----------------------------

                                      A-3